    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 30, 2003
                                                     REGISTRATION NO. 333-102128

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            SKY FINANCIAL GROUP, INC.
             (Exact name of Registrant as specified in its charter)

              OHIO                           6022                      34-1372535
  (State or other jurisdiction         (Primary Standard            (I.R.S. Employer
       of incorporation or         Industrial Classification       Identification No.)
          organization                     Code No.)

               221 SOUTH CHURCH STREET, BOWLING GREEN, OHIO 43402
                                 (419) 327-6300

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

         MARTY E. ADAMS, CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             221 SOUTH CHURCH STREET
                            BOWLING GREEN, OHIO 43402
                                 (419) 327-6300

(Name, address, including zip code, & telephone number, including area code, of agent for service)


                                   COPIES TO:

    M. PATRICIA OLIVER, ESQ.         W. GRANGER SOUDER, JR., ESQ.          JOHN J. GORMAN, ESQ.           KENNETH T. KOEHLER
SQUIRE, SANDERS & DEMPSEY L.L.P.   EXECUTIVE VICE PRESIDENT, GENERAL           LUSE GORMAN           PRESIDENT AND CHIEF EXECUTIVE
         4900 KEY TOWER                  COUNSEL AND SECRETARY           POMERENK & SCHICK, P.C.                OFFICER
        127 PUBLIC SQUARE              SKY FINANCIAL GROUP, INC.          5335 WISCONSIN AVENUE      METROPOLITAN FINANCIAL CORP.
         CLEVELAND, OHIO                221 SOUTH CHURCH STREET              N.W., SUITE 400           22901 MILLCREEK BOULEVARD
           44114-1304                  BOWLING GREEN, OHIO 43402          WASHINGTON, D.C. 20015      HIGHLAND HILLS, OHIO 44122
         (216) 479-8500                     (419) 327-6300                    (202) 362-2902                (216) 206-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /



                         CALCULATION OF REGISTRATION FEE

    TITLE OF EACH
       CLASS OF                                   PROPOSED MAXIMUM      PROPOSED MAXIMUM
    SECURITIES TO           AMOUNT TO BE         OFFERING PRICE      AGGREGATE OFFERING      AMOUNT OF REGISTRATION FEE
    BE REGISTERED          REGISTERED (1)           PER UNIT              PRICE (2)                       (3)

COMMON SHARES........       2,888,191                 N.A.               $53,138,646             $4,888.76

(1) The number of common shares, without par value, of Sky Financial Group, Inc., a financial holding company and Ohio corporation, to be registered pursuant to this Registration Statement is based upon 70% of the total number of common shares, without par value, of Metropolitan Financial Corp., an Ohio business corporation, presently outstanding or reserved for issuance under various option plans or otherwise expected to be issued upon the consummation of the proposed transaction to which this Registration Statement relates multiplied by the exchange rate of 0.2554 Sky Financial common shares for each Metropolitan common share.

(2) Pursuant to Rules 457(f)(1) and (3) and 457(c) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the market value of the securities to be received by Sky Financial in the merger, which is equal to the product of (i) $4.70, the average of the high and low sale prices of Metropolitan common shares quoted on the Nasdaq National Market System on December 18, 2002 and (ii) 11,306,095 (representing the estimated maximum number of Metropolitan common shares to be canceled in the merger less the estimated number of Metropolitan common shares to be canceled in exchange for cash consideration).

(3) The registration fee of $4,888.76 for the securities registered hereby has been calculated pursuant to Rule 457(f) under the Securities Act, as $53,138,646 multiplied by .000092.

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 1701.13(E) of the Ohio Revised Code grants corporations broad powers to indemnify directors, officers, employees and agents. Section 1701.13(E) provides:

         (E) (1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

         (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

         (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

         (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or master therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

         (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

         (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

         (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

         (c)      By the shareholders;

         (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

         Any determination made by the disinterested directors under division
(E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

         (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                  (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                  (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

         (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

         (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

         (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions
(E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

         (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

         Section 31 of the code of regulations of Sky Financial Group, Inc. states as follows:

         Section 31. Indemnification. The corporation shall indemnify any director or officer and any former director or officer of the corporation and any such director or officer who is serving or has served at the request of the corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorney's fees, judgment fines, and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by applicable law. The indemnification provided for herein shall not be deemed to restrict the power of the corporation (i) to indemnify employees, agents and others to the extent not prohibited by law, (ii) to purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a director, officer or employee of the corporation, or any person who is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, and (iii) to enter into agreements with persons of the class identified in clause (ii) above indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against or incurred by them in such capacities.

         In addition, Sky Financial has entered into indemnification agreements with each of its directors and executive officers which expand the indemnitees' rights in the event that Ohio law and Sky Financial's code of regulations are further changed. Pursuant to the agreements, indemnitees receive the highest available of the following: (i) the benefits provided by Sky Financial's code of regulations as of the date of the agreement; (ii) the benefits provided by Sky Financial's code of regulations in effect at the time that indemnification expenses are incurred; (iii) the benefits allowable under Ohio law which is in effect on the date of the agreement; (iv) the benefits allowable under the law of the jurisdiction under which Sky Financial exists at the time indemnifiable expenses are incurred; (v) the benefits available under liability insurance obtained by Sky Financial; (vi) the benefits which would have been available to the indemnitee under a Sky Financial insurance policy which was in effect prior to and expired on May 8, 1986; or (vii) such other benefits that are or may be otherwise available to the indemnitee. The indemnification rights available under the agreements are subject to certain exclusions, including a provision that no indemnification shall be made if a court determines by clear and convincing evidence that the indemnitee has acted or failed to act with deliberate intent to cause injury to, or with reckless disregard for the best interests of, Sky Financial.

               ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)      Exhibits

EXHIBIT NO.                        EXHIBIT
-----------                        -------
*2                Agreement and Plan of Merger, dated as of October 23, 2002 by and between Sky Financial Group, Inc. and Metropolitan
                  Financial Corp. (included as Annex A to the Proxy
                  Statement/Prospectus)

3.1               Registrant's Sixth Amended and Restated Articles of
                  Incorporation (incorporated by reference to Exhibit 3.1 of the Form 10-K of Sky Financial for the year ended December 31,
                  1999 filed as of March 23, 2000)

3.2               Registrant's Amended and Restated Code of Regulations
                  (incorporated by reference to Exhibit 3.2 of the Form 10-K of Sky Financial for the year ended December 31, 2001 filed as of March 29, 2002)

*5                Opinion of Squire, Sanders & Dempsey L.L.P. regarding legality

8.1 Form of Opinion of Squire, Sanders & Dempsey L.L.P. regarding tax matters

8.2               Form of Opinion of Luse, Gorman, Pomerenk & Schick, P.C.
                  regarding tax matters

*9 Voting Agreement, dated as of October 23, 2002, by and between Sky Financial and Robert M. Kaye (included as Annex C to the
                  Proxy Statement/Prospectus)

*12               Fairness Opinion of Ryan, Beck & Co., Inc. (included as Annex
                  B to the Proxy Statement/Prospectus)

*23.1             Consent of Squire, Sanders & Dempsey L.L.P. (included in
                  Exhibit 5)

23.2              Consent of Ryan, Beck & Co., Inc.

*23.3             Consent of Crowe, Chizek and Company LLP

*23.4             Consent of Crowe, Chizek and Company LLP

24 Power of Attorney (included as part of the Signature Page to the Form S-4 Registration Statement)

99.1              Proxy Card of Metropolitan Financial Corp.

99.2 Form of Election Form/Letter of Transmittal and related documents

----------
*Previously filed with the initial filing of this registration statement.

                              ITEM 22. UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c)(1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (2) The undersigned Registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bowling Green, Ohio on January 30, 2003.

                                             SKY FINANCIAL GROUP, INC.

                                             By:  /s/ Marty E. Adams
                                                  -----------------------------
                                                  Marty E. Adams
                                                  Chairman, President and Chief
                                                  Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the date indicated.

                                             /s/ Marty E. Adams
                                             ----------------------------------
                                             Marty E. Adams
                                             Chairman, President and Chief
                                             Executive Officer
                                             January 30, 2003

                                             /s/ Kevin T. Thompson
                                             ----------------------------------
                                             Kevin T. Thompson
                                             Chief Financial Officer and
                                             Executive Vice President
                                             January 30, 2003

                                             /s/ Edward J. Reiter
                                             ----------------------------------
                                             Edward J. Reiter
                                             Senior Chairman and Director
                                             January 30, 2003

                                             /s/ James C. McBane
                                             ----------------------------------
                                             James C. McBane
                                             Director
                                             January 30, 2003

                                             /s/ Fred H. Johnson
                                             ----------------------------------
                                             Fred H. Johnson
                                             Director
                                             January 30, 2003

                                             /s/ George N. Chandler, II
                                             ----------------------------------
                                             George N. Chandler, II
                                             Director
                                             January 30, 2003

                                             /s/ Robert C. Duvall
                                             ----------------------------------
                                             Robert C. Duvall
                                             Director
                                             January 30, 2003

                                             /s/ Richard R. Hollington, Jr.
                                             ----------------------------------
                                             Richard R. Hollington, Jr.
                                             Director
                                             January 30, 2003

                                             /s/ Jonathan A. Levy
                                             ----------------------------------
                                             Jonathan A. Levy
                                             Director
                                             January 30, 2003

                                             /s/ Gerard P. Mastroianni
                                             ----------------------------------
                                             Gerard P. Mastroianni
                                             Director
                                             January 30, 2003

                                             /s/ Thomas J. O'Shane
                                             ----------------------------------
                                             Thomas J. O'Shane
                                             Director
                                             January 30, 2003

                                             /s/ Joseph W. Tosh, II
                                             ----------------------------------
                                             Joseph W. Tosh, II
                                             Director
                                             January 30, 2003

                                             /s/ Gregory L. Ridler
                                             ----------------------------------
                                             Gregory L. Ridler
                                             Director
                                             January 30, 2003

                                             /s/ Robert E. Spitler
                                             ----------------------------------
                                             Robert E. Spitler
                                             Director
                                             January 30, 2003

                                             /s/ D. James Hilliker
                                             ----------------------------------
                                             D. James Hilliker
                                             Director
                                             January 30, 2003

                                             /s/ Emerson J. Ross, Jr.
                                             ----------------------------------
                                             Emerson J. Ross, Jr.
                                             Director
                                             January 30, 2003

                                             /s/ C. Gregory Spangler
                                             ----------------------------------
                                             C. Gregory Spangler
                                             Director
                                             January 30, 2003

                                             /s/ Dr. Marylouise Fennell
                                             ----------------------------------
                                             Dr. Marylouise Fennell
                                             Director
                                             January 30, 2003


The undersigned attorney-in-fact, by signing his name below, does hereby sign this amendment to registration statement on behalf of the above-named officers and directors pursuant to a power of attorney executed by such persons and filed with the Securities and Exchange Commission contemporaneously herewith.

                                              /s/ W. Granger Souder, Jr.
                                              ---------------------------------
                                              W. Granger Souder, Jr.
                                              Attorney-In-Fact
                                              January 30, 2003

                                  EXHIBIT INDEX

EXHIBIT NO.                        EXHIBIT
-----------                        -------
*2                Agreement and Plan of Merger, dated as of October 23, 2002 by and between Sky Financial Group, Inc. and Metropolitan
                  Financial Corp. (included as Annex A to the Proxy
                  Statement/Prospectus)

3.1               Registrant's Sixth Amended and Restated Articles of
                  Incorporation (incorporated by reference to Exhibit 3.1 of the Form 10-K of Sky Financial for the year ended December 31,
                  1999 filed as of March 23, 2000)

3.2               Registrant's Amended and Restated Code of Regulations
                  (incorporated by reference to Exhibit 3.2 of the Form 10-K of Sky Financial for the year ended December 31, 2001 filed as of March 29, 2002)

*5                Opinion of Squire, Sanders & Dempsey L.L.P. regarding legality

8.1 Form of Opinion of Squire, Sanders & Dempsey L.L.P. regarding tax matters

8.2               Form of Opinion of Luse, Gorman, Pomerenk & Schick, P.C.
                  regarding tax matters

*9 Voting Agreement, dated as of October 23, 2002, by and between Sky Financial and Robert M. Kaye (included as Annex C to the
                  Proxy Statement/Prospectus)

*12               Fairness Opinion of Ryan, Beck & Co., Inc. (included as Annex
                  B to the Proxy Statement/Prospectus)

*23.1             Consent of Squire, Sanders & Dempsey L.L.P. (included in
                  Exhibit 5)

23.2              Consent of Ryan, Beck & Co., Inc.

*23.3             Consent of Crowe, Chizek and Company LLP

*23.4             Consent of Crowe, Chizek and Company LLP

24 Power of Attorney (included as part of the Signature Page to the Form S-4 Registration Statement)

99.1              Proxy Card of Metropolitan Financial Corp.

99.2 Form of Election Form/Letter of Transmittal and related documents

----------
*Previously filed with the initial filing of this registration statement.